EXHIBIT 4.2
                            RULE 419 ESCROW AGREEMENT

Letter of Escrow Instructions

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Chattanooga, TN  37402

         Re:       Contrarian Public Investment I, Inc. - Rule 419 escrow,
                  ________________ Bank Escrow No. ___________

      This   Letter  of   Escrow   Instructions   to   ________________________,
hereinafter called Escrow Agent, shall immediately and automatically become operative and effective upon the commencement of a public distribution of certain securities of Contrarian Public Investment I, Inc. (the "Company") which is described more fully in the Company's Form S-1 Registration Statement under the Securities Act of 1933 (Registration No. 333-_____).

      The Company will deliver the papers, stock certificates, money and other property hereinafter described to the Escrow Agent. All such papers, stock certificates, money and other property are to be held and disposed of by the Escrow Agent in accordance with the following instructions and upon the terms and conditions hereinafter set forth, to which the undersigned agree:

                            ARTICLE 1. ESCROW PURPOSE

      1.1 This Escrow Agreement describes clearing and holding escrow that will be established by Contrarian Public Investment I, Inc., of Chattanooga, Tennessee, (the "Company") and all current stockholders of the Company (the "Selling Stockholders") in accordance with the requirements of Securities and Exchange Commission Rule 419, adopted pursuant to the provisions of Section 7(b) of the Securities Act of 1933. The Company, the Selling Stockholders and the Escrow Agent are the only parties to this Escrow Agreement.

      1.2 In connection with the distribution described in the Company's Form S-1 Registration Statement (the "Distribution"), the Selling Stockholders intend to transfer certain shares of the Company's $.001 par value common stock (the "Common Stock") to certain classes of transferees described in the definitive prospectus filed as part of the Company's Form S-1 Registration Statement.

      1.3 The purpose of the escrow shall be to hold and ultimately distribute the following stock certificates in accordance with the terms of Sections 4 through 6 this Escrow Agreement,

            (a) Stock certificates evidencing the ownership of ___________ presently issued and outstanding shares of Common Stock (the "Shares") that will be transferred to certain individuals and organizations selected by the Selling Stockholders (the "Donees"), registered in the names of the Donees and delivered to the Escrow Agent upon issuance; and

            (b) Stock certificates evidencing the ownership of up to ___________ presently issued and outstanding shares of Common Stock (the "Founders' Shares").

      1.4 This Escrow Agreement constitutes an essential element of the Company's proposed public offering of securities and is required by Securities and Exchange Commission Rule 419. The parties to this Escrow Agreement shall, at all times, conduct all of their activities relating to the Rule 419 escrow created hereby in strict compliance with the letter and the spirit of Rule 419. In the event of any inconsistency between the terms of this Escrow Agreement and the requirements of Rule 419, the requirements of Rule 419 shall have priority.


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                           ARTICLE 2. ESCROW DEPOSITS

      2.1 The Escrow Agent shall accept deposits to the Escrow Account from time to time during the entire term of this Agreement. All stock certificates delivered to the Escrow Agent shall, upon delivery, automatically become subject to the provisions of this Escrow Agreement.

      2.2 The initial Escrow Deposits will be in the form of individual stock certificates representing the ownership of Shares. All stock certificates representing Shares shall be registered in the name of individual Donee and contain complete information respecting the Donee's name, mailing address and taxpayer identification number. Upon completion of the Share Distribution, the Selling Stockholders shall jointly execute and deliver to the Escrow Agent a schedule that identifies the specific Share transfers made by each Selling Stockholder. When the Escrow Agent receives the stock certificates and other information specified in this Paragraph, it shall promptly examine the stock certificates to confirm that the stockholder information printed on the stock certificates complies in all particulars with the stockholder information in the supporting schedules. The Company shall promptly correct any errors, omissions or inconsistencies noted by the Escrow Agent.

      2.3 Additional Escrow Deposits in the form of individual stock certificates representing the ownership of Founders' Shares may be made from time to time during the term of this Agreement. When any of the Selling Stockholders enter into an agreement to sell all or any part of the Founders' Shares, the Selling Stockholder shall promptly deliver stock certificates representing the ownership of the transferred Founders' Shares to the Escrow Agent. All such certificates shall be registered in the name of the Selling Stockholder and duly endorsed for transfer to the purchaser. All certificates for Founders' Shares delivered to the Escrow Agent shall be accompanied by a copy of the associated stock purchase agreement and such additional documentation as the Company, the Selling Stockholder and the Escrow Agent deem necessary or desirable to comply with the requirements of Rule 419, or otherwise provide for the efficient performance of the Escrow Agent's duties hereunder.

      2.4 All stock certificates delivered to the Escrow Agent pursuant to the provisions of this Section 2 shall be held and disposed of by Escrow Agent in accordance with the following instructions and upon the terms and conditions set forth herein.

                    ARTICLE 3. TERMINATION AND DISBURSEMENTS

      3.1 If the Company has not negotiated a business combination, filed a post-effective amendment to its registration statement, successfully completed a reconfirmation offering meeting the requirements of Rule 419 and closed on the business combination agreement within 18 months after the effective date of its registration statement (the "Final Termination Date"), the Escrow Agent shall:

            (a) Return all stock certificates representing Shares to the Selling Stockholders; and

            (b) Return all stock certificates representing Founders' Shares to the Selling Stockholders.

      When all stock certificates have been returned to the Selling Stockholders in accordance with the provisions of this Paragraph 3.1, this Escrow Agreement will terminate.

      3.2 If the Company negotiates a business combination, files a post-effective amendment to its registration statement and conducts a reconfirmation offering meeting the requirements of Rule 419; and the terms of such offering are not accepted by the number of Share Donees specified in the definitive prospectus included in the Company's post-effective amendment, the Company shall immediately notify the Escrow Agent that the terms of its reconfirmation offering have been rejected by the Share Donees and the Escrow Agent shall:

            (a) Return all stock certificates representing Shares to the Selling Stockholders; and

            (b) Return all stock certificates representing Founders' Shares to the Selling Stockholders.

      When all stock certificates have been returned to the Selling Stockholders in accordance with the provisions this Paragraph 3.2, this Escrow Agreement will terminate.


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      3.3  If  the  Company   negotiates   a  business   combination,   files  a
post-effective   amendment  to  its  registration   statement  and  completes  a
reconfirmation offering meeting the requirements of Rule 419 on or before the Final Termination Date, the Company shall promptly deliver, or cause to be delivered, to the Escrow Agent:

            (a)  A  copy  of  the   definitive   prospectus   included   in  its
post-effective   amendment  and  used  in  connection  with  the  reconfirmation offering;

            (b) A schedule setting forth the identity of each Share Donee who has approved the terms of the reconfirmation offering in writing; and

            (c) A schedule setting forth the identity of each Share Donee who has rejected the terms of the reconfirmation offering in writing or otherwise failed to execute a reconfirmation agreement within the time limits specified in the definitive prospectus.

      Upon receipt of the foregoing documentation, the Escrow Agent shall return to the Selling Stockholders all stock certificates registered in the names of Share Donees who received Shares in connection with the Distribution and ultimately refused or failed to execute a reconfirmation agreement within the time limits specified in the definitive prospectus.

      3.4 If the Company satisfies the conditions of Paragraph 3.3, actually closes the business combination described in the post-effective amendment to its registration statement and delivers to the Escrow Agent a Certificate signed by the President and Secretary that all conditions precedent to the final release of stock certificates set forth in Rule 419(e)(3) have been satisfied, the Escrow Agent shall:

            (a) Mail stock  certificates to each Share Donee who received Common
Stock  in  connection  with  the  Distribution   and  subsequently   executed  a
reconfirmation agreement; and

            (b) Deliver stock certificates for the Founders' Shares to the closing agents specified in the associated stock purchase agreements; but only if a closing agent was specified in the purchase agreement delivered to the Escrow Agent pursuant to Paragraph 2.3 of this agreement. In the event that a closing agent was not so specified, the Escrow Agent shall retain possession of the stock certificates pending its receipt of joint instructions from the Selling Stockholder and purchaser.

      When all stock certificates and all Escrow Funds deposited with the Escrow Agent have been disbursed in accordance with the provisions of this Paragraph 3.4, this Escrow Agreement will terminate.

                           ARTICLE 4. NO MODIFICATION

      4.1 After the effective date of the Company's Registration Statement, these instructions shall not be modified, rescinded or amended without the written consent of each Share Donee and each purchaser of Founders' Shares who may be adversely affected by such modification, rescission or amendment.

                          ARTICLE 5. GENERAL PROVISIONS

      5.1 All parties understand and agree that Escrow Agent is not a principal, participant, or beneficiary of the underlying transaction that necessitates this Escrow Agreement. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of its counsel. Escrow Agent shall be responsible for holding, investing and disbursing the Escrowed Assets pursuant to the Escrow Agreement, but in no event shall be liable for any exemplary or consequential damages in excess of Escrow Agent's fee hereunder.


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      5.2 Unless otherwise  provided  herein,  the Escrow Agent shall accept the
Escrowed Assets pursuant to the Escrow Agreement and invest such assets at the written request of the parties hereto specifying with particularity or by accompanying schedule the type and identity of the assets to be deposited.
Acceptance of the Escrowed Assets shall be communicated by Escrow Agent to parties by account statement or otherwise in writing as soon as practicable after receipt, and any discrepancies shall be noted to Escrow Agent by the parties in writing within forty five (45) days of receiving such communication.
Failure  to  note  any  discrepancies   shall  be  deemed  confirmation  of  the
description of Escrowed Assets listed on the report regardless of any variations from the original schedule. Any request to invest assets shall be in writing or facsimile and specify the type of investment to be made, the maturity date, and the principal amount to be invested. The Escrow Agent shall not be liable for delay or failure to invest funds without written instructions or for losses on any investments made by it pursuant to and in compliance with such instructions.

      5.3 Should any controversy arise between the undersigned with respect to this Escrow Agreement or with respect to the right to receive the Escrowed Assets, Escrow Agent shall have the right to consult counsel and/or to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. In the event it is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should such actions be necessary, or should Escrow Agent become involved in litigation in any manner whatsoever on account of this Escrow Agreement of the Escrowed Assets made hereunder, the undersigned hereby bind and obligate themselves, their heirs and legal representatives to pay Escrow Agent, in addition to any charge made hereunder for acting as Escrow Agent, reasonable attorney's fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs and damages in connection with and resulting from such actions.

      5.4 The Escrow Agent shall have no liability under, or duty to inquire beyond the terms and provisions of the Escrow Agreement, and it is agreed that its duties are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence so long as it has acted in good faith. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

      5.5 The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the other parties hereto, at their address set forth herein, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Escrowed Assets hereunder shall be delivered to such person as may be designated in writing by the appropriate parties executing this Escrow Agreement, whereupon all the Escrow Agent's obligations hereunder shall cease and terminate. The Escrow Agent's sole responsibility until such termination shall be to keep safely all Escrowed Assets and to deliver the same to a person designated by the appropriate parties executing this Escrow Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

      5.6 The parties agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its acceptance or appointments as Escrow Agent hereunder, including costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.

      5.7 The parties jointly and severally agree to pay to the Escrow Agent its fees for the services rendered pursuant to the provisions of this Escrow Agreement and will reimburse the Escrow Agent for reasonable expenses, including reasonable attorney's fees incurred in connection with the negotiations, drafting and performance of such services. Except as otherwise noted, this fee covers account acceptance, set up and termination expenses; plus usual and customary related administrative services such as safekeeping, investment and payment of funds specified herein or in the exhibits attached. Activities requiring excessive administrator time or out-of-pocket expenses such as optional substitution of collateral or securities shall be deemed extraordinary expenses for which related costs, transaction charges, and additional fees will be billed at Escrow Agent's standard charges for such items. A fee schedule has been provided to all parties to this Escrow.


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      5.8 Escrow  Agent is hereby  given a lien on all  Escrowed  Assets for all indebtedness that may become owing to Escrow Agent hereunder, which lien may be enforced by Escrow Agent by setoff or appropriate foreclosure proceedings.

      5.9 The parties warrant to the Escrow Agent that there are no Federal, State or local tax liability or filing requirements whatsoever concerning the Escrow Agent's actions contemplated hereunder and warrant and represent to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report of any tax liability under any Federal of State income tax, local or State property tax, local or State sales or use taxes, or any other tax by any taxing authority. The parties hereto agree to jointly and severally indemnify the Escrow Agent fully for any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agree to pay in full any such tax liability together with penalty and interest if any tax liability is ultimately assessed against the Escrow Agent for any reason as a result of its action hereunder (except for the Escrow Agent's individual income tax liability arising from its income fees).

      5.10 The Escrow Agent shall have no liability for loss arising from any cause beyond its control, including, but not limited to, the following: (a) the act, failure or neglect of any agent or correspondent selected by the Escrow Agent or the parties hereto; (b) any delay, error, omission or default connected with the remittance of funds; (c) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

      5.11 This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. The parties hereto expressly waive such duties and liabilities, it being their intent to create solely an agency relationship and hold the Escrow Agent liable only in the event of its gross negligence or willful misconduct in order to obtain the lower fee schedule rates as specifically negotiated with the Escrow Agent.

                               ARTICLE 6. NOTICES

      6.1 All notices, demands, requests or payments provided for or given pursuant to this Escrow must be in writing or facsimile. All such notices shall be deemed to have been properly given or served by personal delivery or by depositing the same in the United States mail addressed to the person entitled to receive such notice at the address set forth below.

         To the Company:                                 To the Escrow Agent:

         Douglas A. Dyer, President                      ______________________
         Contrarian Public Investment I, Inc.            ______________________
         735 Broad Street, Suite 218                     ______________________
         Chattanooga, TN  37402                          Chattanooga, TN  37402

      6.2 All notices shall be effective when received.

         Approved and accepted by the Parties this __ day of ___________ 2004.

         Contrarian Public Investment I, Inc.      _______________________ Bank

         By: /s/                                   By: /s/
         ---------------------------------         -----------------------------
         Douglas A. Dyer, President, President


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